                                                                    EXHIBIT 3.18

OFFICE TRANSLATION OF THE DEED OF INCORPORATION OF STYROCHEM EUROPE (THE
------------------------------------------------------------------------
NETHERLANDS) B.V., HAVING ITS REGISTERED OFFICE AT AMSTERDAM, THE NETHERLANDS
-----------------------------------------------------------------------------


On the twenty-sixth day of September nineteen hundred and ninety-seven, there appeared before me, Michiel George van Ravesteyn, civil law notary, officiating in Rotterdam, the Netherlands: Pieter Heyme Bolland, deputy civil law notary, residing at (3703 AP) Zeist, the Netherlands, ersbergenlaan 22, born at Leidschendam, the Netherlands, on September nine, nineteen hundred and sixty-one, married, of Dutch nationality, passport number N16562834, acting for the purposes hereof as written attorney of the company organised under the laws of the State of Delaware, United States of America: SP Acquisition Co., having its
                                                 ------------------
registered office at Wilmington, Delaware 19801, United States of America, 1209 Orange Street, and with offices at Wilmington, Delaware 19801, United States of America, 1209 Orange Street, - hereinafter referred to as: "THE INCORPORATER" -. The appearer stated that the incorporater by this deed incorporates a private limited liability company with enactment of the following articles of association.

NAME AND DOMICILE
-----------------
ARTICLE 1
---------

1.   The name of the company is: StyroChem Europe (the Netherlands) B.V.
2.   The company has its registered office at Amsterdam, the Netherlands.

OBJECT
------
ARTICLE 2
---------

The objects of the company shall be:
a. exploit trade mark rights, licenses and other industrial and intellectual property;
b. to incorporate, to finance, to participate in, to manage and to supervise enterprises and companies;
c. to obtain, alienate, manage and exploit real estate, securities and other assets, as well as enter into lease agreements and other agreements related thereto,
d.   to render advice and services to enterprises and companies;
e. to render guarantees and to bind the company, or assets of the company on behalf of enterprises and companies with which the company forms a group; and moreover to engage in any activity which may be connected with or conducive to the foregoing in the broadest sense.

CAPITAL AND SHARES
------------------
ARTICLE 3
---------

1. The authorised capital amounts to two hundred thousand Dutch guilders (NLG 200.000,=), divided into two hundred (200) shares, numbered 1 up to and including 200, each share having a par value of one thousand Dutch guilders (NLG 1.000,=).
2.   The shares shall be registered shares.
3.   No share certificate shall be issued.
4. The issuance of shares, alienation of shares in the capital of the company by the company, as well as the granting of rights to subscribe for these shares, shall be effected by the board of management pursuant to a resolution of the general meeting of shareholders, - hereinafter referred to as: "THE GENERAL MEETING" -, which resolution shall lay down the date of issue, the number of shares to be issued, as well as the other conditions, under the provisor that the shares are not issued below par.
5. The general meeting may delegate its powers to pass resolutions referred to in the preceding paragraph to another corporate body and may revoke such delegation.

6. On the issuance of shares, each shareholder shall have a pre-emptive right pro rata to the aggregate amount of his shares, subject to legal provisions. The pre-emptive right shall not be transferable.
7.   The shares shall only be issued against payment in full.
8. The company may grant loans for the subscription or acquisition of shares in the capital of the company, but only to the extent of its distributable reserves.

USUFRUCT AND RIGHT OF PLEDGE ON SHARES
--------------------------------------
ARTICLE 4
---------

1. A right of usufruct or pledge may be established on the shares of the company.
2.  Usufructuaries and pledgees have no voting rights.
3. Usufructuaries and pledgees do not have the rights granted by law to holders of depositary receipts for shares issued with the co-operation of the company.

DEPOSITARY RECEIPTS FOR SHARES
------------------------------
ARTICLE 5
---------

1. The company will not co-operate with the issue of depositary receipts for shares.
2.  No bearer share-certificates may be issued.

REGISTER OF SHAREHOLDERS
------------------------
ARTICLE 6
---------

1.  The board of managing directors will keep a register which contains:
    a.   the names and addresses of shareholders;
    b.   the amount paid on each share;
    c. the names and addresses of those who have a right of usufruct or pledge;
    d.   each release of liability for payment due on shares.
2.  The register must be regularly updated.
3. Each shareholder is obliged to ensure that his address is known to the company.
4. If requested, the board of managing directors will, free of charge, provide a shareholder, a usufructuary or pledgee with an extract from the register with respect to his rights to a share.
5. The board of managing directors makes the register available for inspection by shareholders at the company's offices.

SHARES IN JOINT-OWNERSHIP
-------------------------
ARTICLE 7
---------

1. If shares are jointly owned, the persons entitled to these shares may only exercise the rights attached to these shares if they are represented for this purpose vis-a-vis the company by a person appointed by them in writing or by the judge.
2. The name and address of this representative are entered in the register of shareholders.

TRANSFER OF SHARES
------------------
ARTICLE 8
---------

1.  Each transfer of shares needs the approval of the general meeting.
2. The application for approval must be directed to the company, stating the number of shares involved and the name of the person to which the applicant intents to transfer the share(s).
3.  The approval is supposed to be granted:
    a.  if no decision is taken within thirty days;
    b. if in case the approval is denied, no others are appointed who are willing and able to buy all shares the application refers to against payment in cash of the price at which the shares will be valueted by one or more experts.
4. The transfer of the shares can only take place within three months after the approval has been granted or is supposed to be granted.
5. The company can only be appointed as person willing to buy the shares with the agreement of the applicant.

6. If the applicant accepts the person(s) willing to buy the shares on offer, the price of the shares will be determined by the company accountant if he is an independent accountant and otherwise by an expert appointed by the court (Kantonrechter) within whose district the company is statutarily established, unless the parties agree otherwise.
7. The applicant making the offer is entitled to withdraw his offer within a month after being informed of the person(s) willing to buy the shares and the price.
8. The application for approval and all notifications referred to in this article must be send by registered mail unless all shareholders agree unanimously otherwise.
ACQUISITION OF OWN SHARES
-------------------------
ARTICLE 9
---------
1. The company may only acquire shares in its own capital free of charge, or if all of the following provisions are complied with:
    a. the company's own equity minus the acquisition price is not smaller than the paid-in and called up part of the share capital plus the reserves which must be maintained by law;
    b. the nominal amount of the shares in its capital to be acquired and those already held by the company and its subsidiaries does not amount to more than half of the subscribed capital;
    c. authorisation for the acquisition has been granted by the general meeting or by another company body appointed by it.
2. The amount of the company's own capital according to the most recently adopted balance sheet, minus the acquisition price for the shares in the company's capital, and minus the distributions out of the profits or reserves to others which were owed by the company and its subsidiaries after the date the balance was adopted, determines the validity of the acquisition. If more than six months have passed after a close of the financial year without annual accounts having been adopted, the acquisition in accordance with paragraph 1 is not permitted.
3. The previous paragraphs do no apply to shares acquired by the company by operation of law.
4. Acquisition by the company of not fully paid-up shares in her own capital is void.
ISSUE AND TRANSFER OF SHARES
----------------------------
ARTICLE 10
----------
1. For issue of shares after incorporation or for the transfer of shares or for the creation or transfer of a limited right thereon, a notarial deed is required.
2. Unless the company herself is a party to the transfer, the rights attached to the shares may not be exercised before the acknowledgement by the company
    - whether of not of her own accord - of the transfer, or before the transfer has been served to the company.
MANAGEMENT
----------
ARTICLE 11
----------
1. The company is managed by a board of management, consisting of one or more managing directors A and managing directors B. The general meeting determines the number of managing directors A and managing directors B.
2. If a vacancy arises in the board of managing directors, the board of managing directors retains its powers.
3. In the event of the absence or failure to appear of all the managing directors, or of the sole managing director, the general meeting will make temporarily provisions.
APPOINTMENT, DISMISSAL AND SALARIES OF MANAGING DIRECTORS
---------------------------------------------------------
ARTICLE 12
----------
1.  The managing directors are appointed by the general meeting.
2. The general meeting will determine the salaries and other conditions of employment of every managing director.
3. Managing directors may be suspended or dismissed by the general meeting at any time.

4. The board of managing directors adopt a charter, setting out rules on the decisionmaking process of the board of managing directors. The charter requires the approval of the general meeting.
5. The board of managing directors may adopt an allocation of duties stating for which duty each managing director has a prime responsibility. Such allocation of duties requires the approval of the general meeting.

APPROVAL OF MANAGEMENT DECISIONS
--------------------------------
ARTICLE 13
----------

1. The general meeting may submit resolutions of the board of managing directors to its approval. Such resolutions are to be clearly defined and notified in writing to the board of managing directors.
2. The approval referred to in the previous paragraph does not have to be given for each individual case if it has been granted in a general sense.
3. The board of managing directors has to act in accordance with the directions of the general meeting concerning the financial, economical, social and personnel management.

REPRESENTATION OF THE COMPANY
-----------------------------
ARTICLE 14
----------

1. The company is represented at law and otherwise by the board of management, each managing director A individually and by each managing director B acting jointly with one managing director A.
2. If the company has conflicting interests with one or more managing directors, the company may still be represented by that managing director. The general meeting is always empowered to appoint one or more persons for this purpose.
3. Legal acts between the company and the holder of all the shares in the capital of the company have to be laid down in writing if the company has been represented by the shareholder. The obligation to lay down the legal act in writing also applies if the company is represented by a person who is entitled to a matrimonial community of goods of which all shares are a part.
4. For the application of paragraph 3, shares held by the company or its subsidiaries are not taken into account. Paragraph 3 does not apply if the legal acts, and their conditions as agreed on, are part of the customary conduct of the business of the company.

GENERAL MEETING
---------------
ARTICLE 15
----------

1. The annual general meeting is held no more than six months after the end of the financial year.
2.  The agenda of that meeting will contain at least the following points:
    a.  the annual report;
    b.  adoption of the annual accounts;
    c.  determination of the distribution of profits.
3. Extraordinary general meetings are held whenever one of the managing directors considers this desirable, or one or more shareholders, collectively representing at least one tenth of the issued share capital, request this in writing, detailing the subjects to be dealt with.

PLACE AND CALLING OF THE MEETING
--------------------------------
ARTICLE 16
----------

1. The general meetings will be held in Rotterdam, Amsterdam, The Hague and Haarlemmermeer (Schiphol Airport).
2.  All the shareholders must be notified of a general meeting.
3. The general meeting is called by the board of managing directors by letters sent to the addresses stated in the register of shareholders.
4. The letters contain the time and place of the general meeting, as well as the subjects to be dealt with.

5. The general meeting will be called no later than fifteen days before the day of the general meeting.

CHAIRMANSHIP
------------
ARTICLE 17
----------

The general meeting chooses its own chairman.

MINUTES
-------
ARTICLE 18
----------

1. Minutes of the business of the general meeting shall be drawn up, which are signed by the chairman of the general meeting and by a person appointed by him.
2. If an official record of the business of the general meeting is drawn up by a notary, it suffices for the chairman of the general meeting to co-sign this.

RIGHTS RELATED TO THE MEETING
-----------------------------
ARTICLE 19
----------

1.  Each shareholder is entitled to attend and speak at the general meeting.
2. Each shareholder may be represented at the general meeting by someone authorized in writing.

DECISION MAKING
---------------
ARTICLE 20
----------

1.  Each share confers the right to cast one vote.
2. All resolutions are adopted with an absolute majority of the votes cast, unless these articles of association require a larger majority.
3.  Blank votes and invalid votes are considered not to have been cast.
4. Voting on business matters occurs orally; voting on persons takes place in writing by unsigned ballot.
5. In the case of a tie in votes on business matters, the proposal has been rejected.
6. If no one has acquired an absolute majority in a vote on persons in the first vote, a new, free vote is held. If again there is no absolute majority, there is another vote between the two persons who obtained the most votes between them in the second vote. If necessary, an interim vote is held to decide between which two persons the new vote will be held. In the case of a tie in votes after the new vote lots will be drawn by the chairman of the general meeting to reach a decision.
7. All proposals may be accepted by acclamation if none of the persons entitled to vote opposes this.
8. No vote may be cast in the general meeting for a share which is held by the company or by a subsidiary company.
9. In determining to what extent the shareholders are voting, attending or represented, or to what extent the share capital is made available or represented, the shares for which the law states that no vote can be cast, are not taken into account.

DECISION-MAKING WHEN THE ENTIRE SUBSCRIBED CAPITAL IS PRESENT
-------------------------------------------------------------
ARTICLE 21
----------

The general meeting may adopt resolutions regarding all subjects which arise, provided that there is an unanimous vote, if all the shareholders are present, even if the provisions on the place and calling of the general meeting have not been complied with.

DECISION-MAKING WITHOUT CALLING A GENERAL MEETING
-------------------------------------------------
ARTICLE 22
----------

Shareholders may also adopt resolutions without calling a general meeting, provided that all the shareholders have declared to be in favour of the proposal in writing, by telegraph, telex or fax.

FINANCIAL YEAR
--------------
ARTICLE 23
----------

The financial year coincides with the calendar year.

ANNUAL ACCOUNTS
---------------

ARTICLE 24
----------
1. The board of managing directors will draw up the annual accounts, consisting of the balance sheets and a profit and loss account, with an explanation thereto, within five months of the end of the financial year, unless this period has been extended by the general meeting for a maximum of six months on grounds of special circumstances.
2. The annual accounts are signed by all managing directors; if any signature is missing, the reason for this is stated.

DISCHARGE OF THE MANAGEMENT
---------------------------
ARTICLE 25
----------

The unconditional adoption of the annual accounts by the general meeting discharges, subject to legal limitations, the managing directors for their management for the financial year concerned.

DIVIDEND
--------
ARTICLE 26
----------

1.  The profit is entirely at the disposal of the general meeting.
2. The company may only make distributions to shareholders and others entitled to profits, in as far as its equity is larger than the paid-up and called part of the capital, plus the reserves which must be maintained by law.
3. Distribution of profits occurs after the annual accounts have been adopted, evidencing that such is justified.
4. The company may only make interim distributions if the provisions of paragraph 2 have been complied with.
5.  No profit is paid on shares to the company.
6.  The claim to dividend expires after five years.

AMENDMENTS TO THE ARTICLES OF ASSOCIATION AND DISSOLUTION OF THE COMPANY
------------------------------------------------------------------------
ARTICLE 27
----------

1. A resolution to amend the articles of association, or to dissolve the company, may only be adopted by the general meeting.
2. In calling a general meeting in which there shall be dealt with a proposal to amend the articles of association, the text of the proposed amendment to the articles of association shall be included in the notification. In addition, this text will be made available at the company's offices for inspection by shareholders from the day the meeting is called until after the meeting.

LIQUIDATION
-----------
ARTICLE 28
----------

1. Following the dissolution of the company, the liquidation will be effected by the managing directors, unless the general meeting resolves otherwise.
2.  The general meeting determines the remuneration of the liquidators.
3. During the liquidation, the provisions of the articles of association will remain in force in as far as possible, such that the provisions on the board of managing directors apply to the liquidators.
4. Anything remaining after payment to the creditors is paid to the shareholders in proportion to the number of shares they own.
5. The books and records of the company will remain with the person appointed for this purpose by the general meeting for the period required by the law.

CONCLUDING DECLARATIONS
-----------------------

The appearer further declared:
- That forty (40) shares of the authorised capital, numbered 1 up to and including 40, each share having a par value of one thousand Dutch guilders (NLG 1.000,=), have been placed with the incorporator, so that the subscribed capital amounts to forty thousand Dutch guilders (NLG. 40.000,=).

- That for the benefit of the company the incorporator has agreed to pay up his shares in full in money, which payment has been effected, which appears from the statement to be attached to this deed as referred to in the law, which payment is hereby accepted by the company.
-    That payment in foreign currency is permitted.
- That the initial managing director A shall be: Michael Thomas Kennedy, residing at Villanova, Pennsylvania 19085, the United States of America, 770 Parkes Run Lane, born at Philadelphia, Pennsylvania, the United States of America, on the twenty-sixth day of June, nineteen hundred and fifty-four, married, holder of an American passport with number: 093383249.
- That the initial managing director B shall be: the closed company with limited liability, organised under the laws of the Netherlands: Holland Intertrust Corporation B.V., having its registered office at Amsterdam, the Netherlands, and with offices at (1075 AD) Amsterdam, the Netherlands, Koningslaan 34.
- That the first office address of the company shall be: (1075 AD) Amsterdam, the Netherlands, Koningslaan 34.
- That the first financial year shall end on December thirty-one, nineteen hundred and ninety-seven.
-    That the ministerial declaration of non-objection, as referred to in article 2:175 of the Dutch Civil Code was granted on the twenty-fifth day of September nineteen hundred and ninety-seven, under number B.V. 609.374 and placed on the draft of this deed attached to this original.

POWER OF ATTORNEY
-----------------

The aforementioned power of attorney appear sufficiently, to me, civil law notary, from one (1) private deed, fax copy of which power of attorney will be attached to this deed.
The appearer is known to me, civil law notary, and the identity of the appearer has been established by me, civil law notary, by means of the abovementioned identity document.

Whereof an original deed
------------------------

Was executed in Rotterdam on the date stated above.
After the contents of this deed have been stated to the appearer and he declared that he had noted the contents of the deed and did not desire the deed to be read out full, after being read out in part, this deed was immediately signed by appearer and me, civil law notary.
(signed: P.H. Bolland; M.G. van Ravesteyn).

ISSUED FOR TRUE COPY
--------------------

AKTE VAN OPRICHTING VAN DE BESLOTEN VENNOOTSCHAP MET BEPERKTE AANSPRAKELIJKHEID:
--------------------------------------------------------------------------------
STYROCHEM EUROPE (THE NETHERLANDS) B.V., STATUTAIR GEVESTIGD TE AMSTERDAM,
--------------------------------------------------------------------------
NEDERLAND
---------


Op zes en twintig september negentienhonderd zeven en negentig is voor mij, Michiel George van Ravesteyn, notaris te Rotterdam, Nederland verschenen:
Pieter Heyme Bolland, candidaat-notaris, wonende te (3703 AP) Zeist, Kersbergenlaan 22, geboren te Leidschendam op negen september negentienhonderd een en zestig, gehuwd, van Nederlandse nationaliteit, geidentificeerd aan de hand van paspoort nummer N16562834, te dezen handelend als schriftelijk gevolmachtigde van de naar het recht van Delaware, Verenigde Staten van Amerika, opgerichte vennootschap: SP Acquisition Co., statutair gevestigd te Wilmington,
                         ------------------
Delaware 19801, Verenigde Staten van Amerika, 1209 Orange Street, en kantoorhoudende te Wilmington, Delaware 19801, Verenigde Staten van Amerika, 1209 Orange Street, - hierna te noemen "DE OPRICHTER"- .
De comparant, handelend als gemeld, verklaarde dat de oprichter bij deze opricht een besloten vennootschap met beperkte aansprakelijkheid met de volgende statuten:

NAAM EN ZETEL
-------------
ARTIKEL 1
---------

1.   De vennootschap draagt de naam: StyroChem Europe (the Netherlands) B.V.
2.   Zij is gevestigd te Amsterdam, Nederland

DOEL
----
ARTIKEL 2
---------

De vennootschap heeft ten doel:
a. het exploiteren van patenten, merkrechten, vergunningen en andere industriele en intellectuele eigendoms-rechten;
b. het oprichten van, het financieren van, het deelnemen in, het besturen van en het toezicht houden op ondernemingen en vennootschappen;
c. het verkrijgen, vervreemden, beheren en exploiteren van registergoederen, effecten en andere vermogenswaarden, alsmede het aangaan van lease overeenkomsten en andere overeenkomsten te dien aangaande,
d.   het verlenen van adviezen en diensten aan ondernemingen en vennootschappen;
e. het verstrekken van garanties en het verbinden van de vennootschap, of activa van de vennootschap, ten behoeve van ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden;

en voorts het verrichten van al hetgeen in de meest uitgebreide zin met het vorenstaande verband houdt of daartoe bevorderlijk kan zijn.

KAPITAAL EN AANDELEN
--------------------
ARTIKEL 3
---------

1. Het maatschappelijk kapitaal van de vennootschap bedraagt tweehonderd duizend gulden (NLG 200.000,=), verdeeld in twee honderd (200) aandelen genummerd 1 tot en met 200, elk aandeel groot nominaal een duizend gulden (NLG 1.000,=).
2.   De aandelen luiden op naam.
3.   Voor de aandelen worden geen aandeelbewijzen uitgegeven.
4. Uitgifte van aandelen, vervreemding van aandelen in het kapitaal van de vennootschap door de vennootschap, alsmede het verlenen van rechten tot het nemen van die aandelen geschiedt door de directie krachtens besluit van de algemene vergadering van aandeelhouders, - hierna te noemen: "ALGEMENE VERGADERING" -,welk besluit het tijdstip van uitgifte, het aantal uit te geven aandelen, alsmede de verdere voorwaarden vaststelt, met dien verstande dat de uitgifte niet beneden pari mag geschieden.
5. De algemene vergadering kan haar bevoegdheid tot het nemen van de in het vorige lid bedoelde besluiten aan een ander vennootschapsorgaan overdragen en kan deze overdracht herroepen.
6. Bij de uitgifte van aandelen heeft iedere aandeelhouder een recht van voorkeur naar evenredigheid van het gezamenlijk bedrag van zijn aandelen, behoudens het bepaalde in de wet. Het recht van voorkeur is niet overdraagbaar.
7.   Uitgifte kan alleen tegen volstorting geschieden.
8. Leningen met het oog op het nemen of verkrijgen van aandelen in haar kapitaal, of certificaten daarvan, mag de vennootschap slechts verstrekken tot ten hoogste het bedrag van de uitkeerbare reserves.

VRUCHTGEBRUIK EN PANDRECHT OP AANDELEN
--------------------------------------
ARTIKEL 4
---------

1. Op aandelen van de vennootschap kan vruchtgebruik en pandrecht worden gevestigd.
2.   Aan de vruchtgebruiker en pandhouder kan geen stemrecht toekomen.
3. De vruchtgebruiker en pandhouder kunnen niet de rechten hebben die door de wet zijn toegekend aan de houders van met medewerking van de vennootschap uitgegeven certificaten.

CERTIFICERING VAN AANDELEN
--------------------------
ARTIKEL 5
---------

1. De vennootschap kan niet meewerken aan de uitgifte van certificaten op naam van aandelen.
2.   Van de aandelen mogen geen certificaten aan toonder worden uitgegeven.

REGISTER VAN AANDEELHOUDERS
---------------------------
ARTIKEL 6
---------

1.   De directie houdt een register waarin zijn vermeld:
     a.   de namen en adressen van de aandeelhouders;
     b.   het op elk aandeel gestorte bedrag;
     c. de namen en adressen van hen die een recht van vruchtgebruik of pand op aandelen hebben;
     d. elk verleend ontslag van aansprakelijkheid voor nog niet gedane stortingen.
2.   Het register moet regelmatig worden bijgehouden.
3. Iedere aandeelhouder is verplicht zorg te dragen dat zijn adres bij de vennootschap bekend is.
4. De directie verstrekt desgevraagd aan een aandeelhouder, een vruchtgebruiker en een pandhouder om niet een uittreksel uit het register met betrekking tot zijn recht op een aandeel.
5. De directie legt het register ten kantore van de vennootschap ter inzage van de aandeelhouders.

AANDELEN IN ONVERDEELDHEID
--------------------------
ARTIKEL 7
---------

1. Indien aandelen tot een gemeenschap behoren, kunnen de tot die gemeenschap gerechtigde personen de uit deze aandelen voortvloeiende rechten slechts uitoefenen, indien zij zich daarbij tegenover de vennootschap door een door hen schriftelijk aangewezen persoon dan wel door de rechter aangewezen persoon laten vertegenwoordigen.
2. De naam en het adres van deze vertegenwoordiger worden aangetekend in het register van aandeelhouders.

OVERDRACHT VAN AANDELEN
-----------------------
ARTIKEL 8
---------

1. Elke overdracht van aandelen behoeft de goedkeuring van de algemene vergadering.

2. De goedkeuring wordt aan de vennootschap verzocht onder opgave van het aantal aandelen, welke de aandeelhouder - hierna te noemen: "DE VERZOEKER"- ,wenst over te dragen en van de naam van degene(n), aan wie hij het aandeel of de aandelen wil overdragen.
3.   De goedkeuring wordt geacht te zijn verleend:
     a. indien binnen dertig dagen geen beslissing ter kennis van de verzoeker is gebracht;
     b. indien de algemene vergadering niet gelijktijdig met de weigering van de goedkeuring aan de verzoeker opgave doet van een of meer gegadigden, die bereid zijn al de aandelen waarop het verzoek betrekking heeft, voor de waarde waarop zij door een of meer onafhankelijke deskundigen worden getaxeerd, tegen contante betaling te kopen.
4. De overdracht kan slechts plaats vinden binnen drie maanden nadat de goedkeuring is verleend of geacht wordt te zijn verleend.
5. De vennootschap kan alleen als gegadigde worden aangewezen met instemming van de verzoeker.
6. De prijs van de over te dragen aandelen wordt, tenzij partijen anders overeenkomen, indien de verzoeker de gegadigde(n) aanvaardt, vastgesteld door de accountant van de vennootschap indien deze een onafhankelijke accountant is en anders door een deskundige aan te wijzen door de Kantonrechter binnen wiens kanton de vennootschap statutair is gevestigd.
7. De verzoeker is bevoegd zich terug te trekken, mits dit geschiedt binnen een maand nadat hem de prijs en de gegadigde(n) zijn medegedeeld.
8. Het verzoek tot goedkeuring en alle kennisgevingen, te doen ingevolge het in dit artikel bepaalde, dienen bij aangetekende brief te geschieden, tenzij door alle aandeelhouders eenparig anders wordt overeengekomen.

VERKRIJGING VAN EIGEN AANDELEN
------------------------------
ARTIKEL 9
---------

1. De vennootschap mag aandelen in het eigen kapitaal slechts verkrijgen om niet of indien voldaan is aan alle hierna volgende bepalingen:
     a. het eigen vermogen, verminderd met de verkrijgingsprijs, is niet kleiner dan het gestorte en opgevraagde deel van het kapitaal vermeerderd met de reserves die krachtens de wet moeten worden aangehouden;
     b. het nominale bedrag van de te verkrijgen en de reeds door de vennootschap en haar dochtermaatschappijen tezamen gehouden aandelen in haar kapitaal bedraagt niet meer dan de helft van het geplaatste kapitaal;
     c. door de algemene vergadering of door een door deze aangewezen ander vennootschapsorgaan is machtiging tot de verkrijging verleend.
2. Voor de geldigheid van de verkrijging is bepalend de grootte van het eigen vermogen volgens de laatst vastgestelde balans, verminderd met de verkrijgingsprijs voor aandelen in het kapitaal van de vennootschap en verminderd met de uitkeringen uit winst of reserves aan anderen die zij en haar dochtermaatschappijen na de balansdatum verschuldigd werden. Is een boekjaar meer dan zes maanden verstreken zonder dat de jaarrekening is vastgesteld, dan is de verkrijging overeenkomstig lid 1 niet toegestaan.
3. De vorige leden gelden niet voor aandelen die de vennootschap onder algemene titel verkrijgt.
4. Verkrijging door de vennootschap van niet volgestorte aandelen in haar eigen kapitaal is nietig.

UITGIFTE EN LEVERING VAN AANDELEN
---------------------------------
ARTIKEL 10
----------

1. Voor uitgifte na de oprichting en voor levering van een aandeel of voor levering van een beperkt recht daarop, is vereist een daartoe bestemde notariele akte van levering.

2. Tenzij de vennootschap zelf bij de levering partij is, kunnen de aan de aandelen verbonden rechten eerst worden uitgeoefend nadat de vennootschap de levering, al dan niet eigener beweging, heeft erkend of de levering aan de vennootschap is betekend.

BESTUUR
-------
ARTIKEL 11
----------

1. De vennootschap wordt bestuurd door een directie, bestaande uit een of meer directeuren A en directeuren B. De algemene vergadering bepaalt het aantal directeuren A en directeuren B.
2.   In geval van een vacature in de directie blijft de directie bevoegd.
3. In geval van ontstentenis of belet van alle directeuren of van de enige directeur, wordt in het bestuur tijdelijk voorzien door de algemene vergadering.

BENOEMING, ONTSLAG EN BEZOLDIGING VAN DIRECTEUREN
-------------------------------------------------
ARTIKEL 12
----------

1.   Directeuren worden door de algemene vergadering benoemd.
2. De algemene vergadering stelt de bezoldiging en de verdere arbeidsvoorwaarden van iedere directeur vast.
3. Directeuren kunnen door de algemene vergadering te allen tijde worden geschorst of ontslagen.
4. De directie kan een reglement vaststellen, waarbij regels worden gegeven omtrent de besluitvorming van de directie. Het reglement behoeft de goedkeuring van de algemene vergadering.
5. De directie kan bij een taakverdeling bepalen met welke taak iedere directeur meer in het bijzonder zal zijn belast. De taakverdeling behoeft de goedkeuring van de algemene vergadering.

GOEDKEURING BESTUURSBESLUITEN
-----------------------------
ARTIKEL 13
----------

1. De algemene vergadering is bevoegd besluiten van de directie aan haar goedkeuring te onderwerpen. Die besluiten dienen duidelijk omschreven te worden en schriftelijk aan de directie te worden meegedeeld.
2. De in het vorige lid bedoelde goedkeuring behoeft niet voor ieder bijzonder geval te worden verleend indien deze in algemene vorm is gegeven.
3. De directie dient zich te gedragen naar de aanwijzingen van de algemene vergadering betreffende de algemene lijnen van het te voeren financiele, economische, sociale en het personeelsbeleid.

VERTEGENWOORDIGING VAN DE VENNOOTSCHAP
--------------------------------------
ARTIKEL 14
----------

1. De vennootschap wordt in en buiten rechte vertegenwoordigd door de directie, iedere directeur A zelfstandig en door iedere directeur B handelend gezamenlijk met een directeur A.
2. Indien de vennootschap een tegenstrijdig belang heeft met een of meer directeuren, kan de vennootschap niettemin vertegenwoordigd worden door die directeur. De algemene vergadering is steeds bevoegd een of meer andere personen daartoe aan te wijzen.
3. Rechtshandelingen van de vennootschap jegens de houder van alle aandelen in het kapitaal van de vennootschap, waarbij de vennootschap wordt vertegenwoordigd door deze aandeelhouder, worden schriftelijk vastgelegd. De verplichting tot schriftelijke vastlegging geldt eveneens indien een deelgenoot in een huwelijksgemeenschap waartoe alle aandelen in het kapitaal van de vennootschap behoren de vennootschap vertegenwoordigt.
4. Voor de toepassing van het in lid 3 bepaalde worden aandelen gehouden door de vennootschap of haar dochtermaatschappijen niet meegeteld. Het in lid 3 bepaalde is niet van toepassing op rechtshandelingen die onder de bedongen voorwaarden tot de gewone bedrijfsuitoefening van de vennootschap behoren.

ALGEMENE VERGADERING
--------------------
ARTIKEL 15
----------

1. De jaarlijkse algemene vergadering wordt uiterlijk in de zesde maand na afloop van het boekjaar gehouden.
2.   De agenda van die vergadering vermeldt ten minste de volgende punten:
     a.   het jaarverslag;
     b.   vaststelling van de jaarrekening;
     c.   vaststelling van de winstverdeling.
3. Buitengewone algemene vergaderingen worden gehouden zo dikwijls een van de directeuren zulks wenselijk acht of een of meer aandeelhouders tezamen ten minste een/tiende gedeelte van het geplaatste kapitaal vertegenwoordigende, zulks schriftelijk en onder nauwkeurige opgave van de te behandelen onderwerpen verzoeken.

PLAATS EN OPROEPING
-------------------
ARTIKEL 16
----------

1. De algemene vergaderingen worden gehouden te Rotterdam, Amsterdam, Den Haag of Haarlemmermeer (Luchthaven Schiphol).
2. Tot een algemene vergadering dienen alle aandeelhouders te worden opgeroepen.
3. De oproeping geschiedt door de directie door middel van brieven gericht aan de adressen vermeld in het register van aandeelhouders.
4. De brieven vermelden, behalve plaats en tijdstip van de vergadering, de te behandelen onderwerpen.
5. De oproeping geschiedt niet later dan op de vijftiende dag voor die der algemene vergadering.

VOORZITTERSCHAP
---------------
ARTIKEL 17
----------

De algemene vergadering voorziet zelf in haar leiding.

NOTULEN
-------
ARTIKEL 18
----------

1. Van het verhandelde in een algemene vergadering worden notulen opgemaakt, welke door de voorzitter van de algemene vergadering en een door hem aan te wijzen persoon worden ondertekend.
2. Indien van het verhandelde een notarieel proces-verbaal wordt opgemaakt, is de mede-ondertekening daarvan door de voorzitter van de algemene vergadering voldoende.

VERGADERRECHT
-------------
ARTIKEL 19
----------

1. Iedere aandeelhouder is bevoegd een algemene vergadering bij te wonen en daarin het woord te voeren.
2. Iedere aandeelhouder kan zich door een schriftelijk gevolmachtigde ter algemene vergadering doen vertegen-woordigen.

BESLUITVORMING
--------------
ARTIKEL 20
----------

1.   Ieder aandeel geeft recht op het uitbrengen van een stem.
2. Alle besluiten worden genomen bij volstrekte meerderheid van de uitgebrachte stemmen, tenzij in deze statuten een grotere meerderheid is voorgeschreven.
3. Blanco stemmen en stemmen van onwaarde worden geacht niet te zijn uitgebracht.
4. Over zaken wordt mondeling, over personen schriftelijk bij ongetekende briefjes gestemd.
5.   Bij staking van stemmen over zaken is het voorstel verworpen.
6. Indien bij een stemming over personen niemand bij de eerste stemming de volstrekte meerderheid heeft verkregen, wordt een nieuwe vrije stemming gehouden. Wordt dan wederom geen volstrekte meerderheid verkregen, dan wordt herstemd tussen de twee personen die bij de tweede stemming de meeste stemmen op zich verenigd hebben. Zo nodig wordt door een tussenstemming uitgemaakt tussen welke twee personen herstemming zal plaats hebben. Bij staking van stemmen na herstemming beslist het door de voorzitter ter algemene vergadering getrokken lot.
7. Alle voorstellen kunnen bij acclamatie worden aangenomen, indien geen van de stemgerechtigden zich daartegen verzet.
8. Voor een aandeel dat toebehoort aan de vennootschap of aan een dochtermaatschappij daarvan kan in de algemene vergadering geen stem worden uitgebracht.
9. Bij de vaststelling in hoeverre de aandeelhouders stemmen of aanwezig of vertegenwoordigd zijn, dan wel in hoeverre het aandelenkapitaal verschaft wordt of vertegenwoordigd is, wordt geen rekening gehouden met aandelen waarvan de wet bepaalt dat daarvoor geen stem kan worden uitgebracht.

BESLUITVORMING BIJ AANWEZIGHEID VAN HET GEHELE GEPLAATSTE KAPITAAL
------------------------------------------------------------------
ARTIKEL 21
----------

De algemene vergadering kan, mits met algemene stemmen, besluiten nemen omtrent alle aan de orde komende onderwerpen indien alle aandeelhouders aanwezig zijn, ook al is het bepaalde betreffende plaats en oproeping van de algemene vergadering niet in acht genomen.

BESLUITVORMING BUITEN ALGEMENE VERGADERING
------------------------------------------
ARTIKEL 22
----------

Aandeelhouders kunnen ook buiten algemene vergadering besluiten nemen, mits alle aandeelhouders zich schriftelijk, telegrafisch of per telex/telefax voor het voorstel hebben verklaard.

BOEKJAAR
--------
ARTIKEL 23
----------

Het boekjaar is gelijk aan het kalenderjaar.

JAARREKENING
------------
ARTIKEL 24
----------

1. Binnen vijf maanden na afloop van het boekjaar behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden maakt de directie een jaarrekening op bestaande uit de balans en een winst- en verliesrekening met toelichting daarop.
2. De jaarrekening wordt ondertekend door alle directeuren; ontbreekt een handtekening dan wordt de reden daarvan vermeld.

DECHARGE BESTUUR
----------------
ARTIKEL 25
----------

De vaststelling zonder enig voorbehoud van de jaarrekening door de algemene vergadering strekt tot decharge van de directeuren voor hun bestuur gedurende het betrokken boekjaar, alles behoudens de wettelijke beperkingen.

DIVIDEND
--------
ARTIKEL 26
----------
1.   De winst staat geheel ter beschikking van de algemene vergadering.
2. De vennootschap kan aan de aandeelhouders en andere gerechtigden tot de voor uitkering vatbare winst slechts uitkeringen doen voor zover het eigen vermogen groter is dan het gestorte en opgevraagde deel van het kapitaal vermeerderd met de reserves die krachtens de wet moeten worden aangehouden.
3. Uitkering van winst geschiedt na vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is.

4. De vennootschap mag tussentijds slechts uitkeringen doen indien aan het vereiste van lid 2 is voldaan.
5.   Op aandelen wordt geen winst ten behoeve van de vennootschap uitgekeerd.
6.   De vordering tot betaling van dividend vervalt na vijf jaar.

STATUTENWIJZIGING EN ONTBINDING
-------------------------------
ARTIKEL 27
----------

1. Een besluit tot wijziging van de statuten of tot ontbinding van de vennootschap kan slechts door de algemene vergadering worden genomen.
2. Bij de oproeping van een algemene vergadering waarin een voorstel tot statutenwijziging aan de orde komt wordt de tekst van de voorgestelde statutenwijziging vermeld. De tekst wordt tevens van de dag van de oproeping af tot na de vergadering ten kantore van de vennootschap voor de aandeelhouders ter inzage gelegd.

VEREFFENING
-----------
ARTIKEL 28
----------

1. Na ontbinding van de vennootschap geschiedt de vereffening door de directeuren, tenzij de algemene vergadering anders besluit.
2.   De algemene vergadering stelt de beloning voor de vereffenaars vast.
3. Gedurende de vereffening blijven de bepalingen van de statuten zoveel mogelijk van kracht, met dien verstande dat het ten aanzien van de directie bepaalde voor de vereffenaars geldt.
4. Hetgeen na de voldoening van de schuldeisers overblijft wordt uitgekeerd aan de aandeelhouders in verhouding tot hun aandelenbezit.
5. De boeken en bescheiden van de vennootschap zullen gedurende de bij de wet voorgeschreven periode blijven berusten onder de persoon, daartoe door de algemene vergadering aan te wijzen.

TENSLOTTE VERKLAARDE DE COMPARANT:
---------------------------------

-     Van het maatschappelijk kapitaal zijn bij de oprichter geplaatst veertig
      (40) aandelen, genummerd 1 tot en met 40, elk aandeel groot nominaal een duizend gulden (NLG 1.000,=); het geplaatste kapitaal bedraagt derhalve veertig duizend gulden (NLG 40.000,=).
- Namens de vennootschap is met de oprichter overeengekomen dat de oprichter zijn aandelen zal volstorten in geld, welke volstorting heeft plaatsgevonden, hetgeen blijkt uit de aan deze akte te hechten verklaring als bedoeld in de wet, welke storting bij deze door de vennootschap wordt aanvaard.
-     Storting op de aandelen in vreemd geld is toegestaan.
- Voor de eerste maal wordt tot directeur A benoemd: Michael Thomas Kennedy, wonende te Villanova, Pennsylvania 19085, de Verenigde Staten van Amerika, 770 Parkes Run Lane, geboren te Philadelphia, Pennsylvania, de Verenigde Staten van Amerika, op zes en twintig juni negentien honderd vier en vijftig, gehuwd, houder van een Amerikaans paspoort nummer: 093383249.
- Voor de eerste maal wordt tot directeur B benoemd: de besloten vennootschap met beperkte aansprakelijkheid, opgericht naar het recht van
      Nederland: Holland Intertrust Corporation B.V., statutair gevestigd te Amsterdam, Nederland, en kantoor houdende te (1075 AD) Amsterdam, Nederland, Koningslaan 34.
- Het eerste adres van de vennootschap is: (1075 AD) Amsterdam, Nederland, Koningslaan 34.
- Het eerste boekjaar zal lopen tot en met een en dertig december negentienhonderd zeven en negentig.
- De Ministeriele Verklaring van Geen Bezwaar als bedoeld in artikel 2:175 van het Burgerlijk Wetboek is verleend op vijf en twintig september negentienhonderd zeven en negentig onder nummer B.V. 609.374 en gesteld op het aan deze minute gehechte ontwerp van deze akte.

VOLMACHT
--------

Van gemelde volmacht op de comparant is mij, notaris, genoegzaam gebleken uit een (1) onderhandse akte van volmacht, welke volmacht aan deze minuut is gehecht.
De comparant is mij, notaris, bekend en de identiteit van de bij deze akte betrokken comparant is door mij, notaris, aan de hand van het hiervoor gemelde en daartoe bestemde document vastgesteld.

WAARVAN AKTE IN MINUUT
----------------------

Verleden te Rotterdam, ten dage in het hoofd dezer vermeld.
Na de zakelijke opgave van de inhoud van deze akte aan de comparant en zijn verklaring van de inhoud daarvan te hebben kennis genomen en op volledige voorlezing van de akte geen prijs te stellen, is deze akte onmiddellijk na de beperkte voorlezing door de comparant en mij, notaris, ondertekend. (getekend:) P.H. Bolland, M.G. van Ravesteyn

UITGEGEVEN VOOR AFSCHRIFT
-------------------------